CliftonLarsonAllen LLP
CLAconnect.com

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54658 on Form S-8 of our report dated June 25, 2020 appearing in this Annual Report on Form 11-K of Associated Banc-Corp 401(k) & Employee Stock Ownership Plan for the year ended December 31, 2019.

CliftonLarsonAllen LLP

Green Bay, Wisconsin
June 25, 2020